EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the LifFunding Corp. 2006 Non-Qualified Stock Compensation Plan, or our report dated March 11, 2005, with respect to our audit of the financial statements of LitFunding Corp. included in its Annual Report of Form 10-KSB as of December 31, 2004 and for the year then ended, filed with the Securities and Exchange Commission.

/s/ EPSTEIN, WEBBER & CONOVER, P.L.C.

Epstein, Weber, Conover, PLC

Scottsdale, Arizona

February 27, 2006

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